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                                                                   EXHIBIT 10.cc


                         DISTRIBUTION SERVICE AGREEMENT

        THIS DISTRIBUTION SERVICE AGREEMENT ("AGREEMENT") is made as of the 30th day of April 1997, by and between Chi-Chi's, Inc., a Delaware corporation, (hereinafter "CC") and Sysco Corporation, a Delaware Corporation and certain of its operating subsidiaries and/or divisions or units listed in Attachment One attached hereto (collectively, "SYSCO"). The SYSCO operating subsidiaries, divisions and/or units listed on Attachment One shall be referred to herein collectively as "OPERATING COMPANIES" and individually as "OPERATING COMPANY", and the facilities of the operating company The SYGMA Network of Ohio, Inc. ("SYGMA") are referred to herein as "DISTRIBUTION CENTERS."

RECITALS

        A. CC and its subsidiaries and affiliated entities are the owners, licensors, operators and managers of Chi-Chi's Mexican Restaurants (the "Restaurants"). A current list of the Restaurants is attached as Exhibit A.

        B. CC desires to designate SYSCO as its primary distributor for certain products to all of the Restaurants within the geographic service areas (the "SERVICE AREA") designated by the shaded areas in Exhibit B.

        C. SYSCO will carry and distribute certain products, as determined by CC, pursuant to the terms of this Agreement.

In consideration of the above recitals and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


I.      BASIC AGREEMENT

        CC will purchase from SYSCO and SYSCO will purchase, warehouse and distribute for and to sell to CC, substantially all of the needs of the Restaurants for all products (the "Products") in the following categories: dairy, frozen and refrigerated items, poultry, meat, seafood, canned and dry goods, beverages, frozen bakery, soft drink syrup products, paper and disposables, janitorial supplies to include cleaning chemicals and other non-food products requiring frequent replacement, and glassware and china. An initial product listing is attached as Exhibit C. As CC's primary distributor, SYSCO will be entitled to substantially all of the product requirements of the Restaurants. SYSCO will not sell or distribute any Proprietary Products (hereinafter defined) to customers other than the Restaurants and Chi-Chi's Franchisees (hereinafter defined) without the prior written approval of the Vice- President, Purchasing & Distribution of Family


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        Restaurants, Inc. ("FRI"), the sole stockholder of CC. "PROPRIETARY
        PRODUCTS" means Products which are labeled with the trademarks or proprietary logos of CC or are manufactured expressly for CC at CC's direction and specifications.

II.     PRODUCT DESIGNATION

        A. Product Selection -- CC shall have the right to designate the brands and/or suppliers of Products it requires to have SYSCO supply. [*]

        B. Inventory Management -- SYSCO shall use reasonable, good-faith efforts to utilize proper inventory management for a continuous supply of Products while minimizing the risk of inventory obsolescence. SYSCO will provide CC with a monthly status report of slow-moving and obsolete Products and those Products approaching the expiration of their shelf life. A slow moving Product is defined as having less than 10 cases movement in the last 13 weeks. An obsolete item is defined as having zero case movement in the last 60 days. Within two weeks of its receipt of the monthly status report of slow-moving Products, obsolete Products and Products approaching the expiration of their shelf life, CC and SYSCO agree to review all products whose risk of obsolescence is apparent. Joint resolutions to assign and reduce obsolete inventory exposure will be initiated within forty-five
                (45) days after the expiration of the two week period referred to in the preceding sentence.

                CC will communicate with SYSCO regarding anticipated menu or Product mix changes to help avoid obsolete inventory issues and will assist SYSCO in removal or disposition of slow-moving and obsolete Products and those Products approaching the expiration of its shelf life. If SYSCO has been authorized to purchase and then purchases a Product in reasonable anticipation of sale to CC and the volume of purchases of a Product declines substantially to the point where the risk of obsolescence is apparent, CC will either: 1) assume financial responsibility for the cost to return any unsold inventory of such Product to the supplier; unless the inventory obsolescence or a portion thereof was caused by SYSCO in which case SYSCO will be responsible for the cost of any unsold inventory of such Products; or 2) designate a specific Restaurant or Restaurants to purchase and use the subject Product inventory within a reasonable period of time; or 3) implement other disposal alternatives, to be mutually determined inclusive of moving such Product to SYSCO Central Warehouse; or 4) if such Product is not sold or otherwise disposed in accordance with this paragraph IIB, and after the above alternatives have been exhausted, then SYSCO may invoice CC for such



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* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.


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                product and CC shall, within 30 days after receipt of such invoice, pay SYSCO the Cost (herein defined) of any unsold inventory of such Product. SYSCO will make such Product available for pick up by CC or its designee. If Product is designated to a third party, other than the original supplier, SYSCO may require payment at the time of pick-up.

                Notwithstanding anything to the contrary in this Agreement, CC will not be responsible for SYSCO orders of discontinued Product made after CC has given SYSCO written notice of discontinuance of such Product. SYSCO will use reasonable good faith efforts to cancel or return vendor Product on order or in transit to reduce CC liability in the event of discontinuation of such Product.

        C. Approved Items by Brand Name -- Certain Products are brand name items approved by CC and these items shall be inventoried by SYSCO to service CC. These Products do not bear any CC name or logo. It is understood that these Products may bear the brand name of the manufacturer or a brand name owned by the manufacturer or distributor. CC has no objection to these Products being sold to other customers and, in fact, encourages such sale in hopes of a reduction in both SYSCO's and CC's cost. Such other sales shall not, however, jeopardize CC pricing hereunder nor include Proprietary Products.


III.    SERVICE

        A. Delivery Frequency -- SYSCO shall determine order and delivery schedules and SYSCO will make deliveries to each Restaurant according to the required frequency noted on Exhibit A. Unless otherwise mutually agreed between CC and SYSCO, the Restaurants listed on Exhibit A shall receive the identified deliveries per week. However, no changes to Exhibit A will be authorized without the approval of the Vice President Purchasing and Distribution of FRI. Restaurants outside the Service Area may be added to Exhibit A upon mutual agreement by CC and SYSCO which approval shall not be unreasonably denied or declined.

                [*]

                During a 45 day period after the applicable program start-up date listed in Paragraph III.I., Restaurants being serviced by the respective operating company

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* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.



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                or distribution center shall receive reasonable and necessary additional deliveries at no charge.

                After the opening of a new Restaurant, a 30 day grace period will be granted where additional delivery charges will be waived for that particular Restaurant for reasonable and necessary additional deliveries.

        B. Service Area -- Pursuant to the terms of this Agreement, SYSCO shall deliver Products to all future Restaurants located in the Service Area.

        C. Scheduling; Access -- SYSCO may schedule such deliveries on any day of the week and from 1:30 p.m. - 5:30 p.m. and 7:30 p.m. - 11:30 a.m. SYSCO will maintain [*] or higher on-time delivery performance which performance shall be either earlier or within one (1) hour later of the stated delivery time. It is understood that either CC or SYSCO may have particular scheduling needs for specific Restaurants where unusual circumstances may exist, and each party agrees to address such needs in good faith.

        D. Order Balancing -- It is understood that Restaurants receiving two deliveries per week will use reasonable, good-faith efforts to balance the orders such that each delivery consists of approximately the same number of cases.

        E. Product Unloading at Restaurants -- SYSCO delivery drivers will bring all Products into those Restaurants where it is possible to safely roll a two-wheel cart. Further, for those Restaurants where it is possible to roll a two-wheel cart, SYSCO delivery drivers will separate and deliver the order to the Restaurants' freezer, cooler and storeroom. If it is not possible to roll a two-wheel cart into the refrigerated, frozen or dry area of the Restaurant, SYSCO delivery drivers will deliver the Products to another designated area of the Restaurant as determined by CC. CC will have personnel available to check and sign for the order at the time the delivery is being made for all but unattended deliveries.

        F. Order Accuracy -- SYSCO will maintain a [*] or higher average fill-rate performance of cases of Product delivered accurately according to the Restaurant's needs, as calculated on an [*]. CC and SYSCO agree to designate certain Products in Exhibit D which shall be considered "essential" Products. SYSCO will give special attention to the inventory management of essential Products and

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* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.


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                use good faith efforts to ensure these items are in-stock at all times. Should CC, due to a SYSCO delivery error, purchase
                Product on a local basis, SYSCO will reimburse CC for the difference between the Sell Price of that Product and the price paid by CC for such Product; and for the reasonable cost of the labor involved for a CC employee to leave the Restaurants to purchase a Product on a local basis.

        G. Recovery for Ordering Errors -- In situations where Product is out-of-stock or missing as the result of an order error, SYSCO will use its best good faith efforts to provide Product to the Restaurants as soon as possible. Should this effort require extra expense, it will be the responsibility of the erring party to pay those expenses. In the event of a Restaurant ordering error, SYSCO will advise the Restaurant of the estimated amount of this special charge. The Restaurant manager has the authority to accept or decline the delivery based on the special charge, communicated at the time the special order is requested. If the Restaurant manager places the order and that order is delivered, the Restaurant is responsible for the special charge.

        H. Route Change Notice -- SYSCO will provide Restaurant managers not less than two weeks written notice, with copies to FRI's Vice President of Purchasing & Distribution, of any significant route change. The notice will include a brief statement for the reason for the route change. SYSCO will provide FRI Vice-President, Purchasing & Distribution not less than three weeks written notice of any significant route change.

        I. Commencement of Service -- SYSCO will begin servicing CC's Restaurants from its distribution centers and operating companies according to the following:

                      SYGMA-Chicago                       May 5, 1997
                      SYGMA-Pennsylvania                  May 19, 1997
                      Pegler-Sysco                        April 30, 1997
                      SYSCO Central Warehouse             April 30, 1997

        J. Special Shipments -- SYSCO will, on behalf of CC or the CC's Franchisees and at their expense and risk, arrange C.O.D. and freight-collect, common carrier shipments of Products from the distribution center or operating company direct to (i) Restaurants owned by franchisees of CC (the "CC FRANCHISEES") that are domestic and (ii) Restaurants owned by CC that are outside the described Service


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                Area, upon CC communicating such orders to SYSCO. For this service, SYSCO will bill CC or such CC Franchisees, as applicable, for the Cost of the Product plus [*] per case mark-up.

                SYSCO will, on behalf or the CC's Franchisees and at their expense and risk, arrange shipments of Products direct from the distribution center or operating company to CC Franchisees that are international. For this service, SYSCO will bill international CC Franchisees for the Cost of the Product plus [*] per case mark-up. Such CC Franchisees are responsible for all freight costs, customs, brokerage, clearance, tariffs costs and will be asked to pay for same at the time of shipment.

        K. Expansion of Service -- SYSCO will provide distribution service for CC's expansion in the service area of another SYSCO distribution center, at CC's request, when CC has twenty (20) Restaurants open in such area and once mark-ups have been agreed upon by CC and SYSCO. In the event no SYGMA distribution center is within the new service area, CC may select a SYSCO operating company within the service area. Notwithstanding the above, SYSCO will evaluate the feasibility of service to fewer than twenty (20) Restaurants at any time during the term of this Agreement.

        L. Electronic Communication -- SYSCO will, in a timely manner, electronically transmit data which will permit CC to design specialty reports. [*] In the event of emergency, SYSCO will provide the data via disk, within 3 days from request via overnight service.

        M. Restaurant Service -- In the event of a conflict between SYSCO and Restaurant operators arising out of service under this Agreement, the resolution will be negotiated by FRI's Vice-President of Purchasing and SYSCO's Vice President/General Manager of the delivering distribution center or operating company.

        N. CC Calendar -- Electronic transmissions, order guides and price lists will be consistent with CC's fiscal calendar attached as Exhibit E.

        O. Unattended Deliveries -- CC agrees to provide keys and security codes for night deliveries where necessary. SYSCO will be responsible for expenses incurred by CC to re-key door locks when caused by SYSCO to do so. In the event SYSCO is not notified five (5) days in advance of changes to the Restaurants locks and not

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* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.


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                provided the appropriate keys and alarm codes, SYSCO may elect to charge CC for the expenses associated in route delays or re-deliveries. CC and its employees, officers and directors are not liable for injury, illness and/or death to SYSCO drivers arising from criminal events during delivery (i.e. robberies, attacks, kidnapping or hostage situations), except to the extent same is caused by the gross negligence or willful misconduct of CC, its employees, officers or directors.

        P. Designated SYSCO Operating Companies -- It is understood that SYSCO will perform the terms of this Agreement through the operating companies (and their distribution centers) designated on Attachment One, unless Attachment One is amended in writing.

IV.     PRICING

        A. Definition of Cost -- The price to CC for all Products sold under this Agreement (the "SELL PRICE") will be calculated on the basis of Cost. "COST" is defined as the cost of the Product as shown on the invoice to the delivering SYSCO operating company or distribution center, plus applicable freight. Invoices used to determine Cost will be the invoice issued to the delivering SYSCO operating company or distribution center by the vendor or by the Merchandising Services Department of SYSCO Corporation. Applicable freight, in those cases where the invoice cost to the delivering SYSCO operating company or distribution center is not a delivered cost, means that a reasonable freight charge for delivering Products to the Sysco operating company or distribution center has been added. Freight charges may include common or contract carrier charges by the Product supplier or a carrier, or charges billed by Alfmark, SYSCO's freight management service. Applicable freight for any Product will not exceed the rate charged by nationally recognized carriers operating in the same market for the same type of freight service. Cost is not reduced by cash discounts for prompt payment available to Sysco Corporation or any SYSCO operating company.

        B. Calculation of Sell Price for Products other than Smallwares -- For all Products other than smallwares, the pricing for which is covered under Paragraph IV.C. below, the Sell Price of each Product sold under this Agreement will equal [*]:

                DISTRIBUTION CENTER/OPERATING COMPANY          PER CASE MARK-UP
                                 [*]                                  [*]

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* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.


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                1.      For example, a Product with a Cost of $10.00 per case
                        and a mark-up of [*] per case will have a Sell Price calculated as follows: [*]

                2. For Products with a temporary promotional allowance, the following formula will apply:

                        A Product with a Cost of $10.00 and a promotional allowance of $1.00 will have a Sell Price calculated as follows:

                        [*]

                3. Soft drink syrup products will be priced according to the appropriate agency billing program.

                4. SYSCO will provide additional deliveries to Restaurants at CC's request. The charges for additional regular scheduled deliveries will be according to the following:


                                 Mileage from                     Additional Fee
                        Distribution Center/Operating Company     Not to Exceed
                                      [*]                              [*]


                        SYSCO will also distribute to new locations outside the boundaries of this Agreement, provided that SYSCO and CC have negotiated in good faith the additional charges required for this service.

                5. The additional delivery fees associated with a second delivery for those Restaurants receiving one delivery per week will be waived as long as the average gross profit per delivery for all Restaurants is equal to or greater than [*]. Notwithstanding the above, the following locations, Colorado Springs, CO and Fayetteville, NC will only receive one delivery per week and any additional deliveries will be subject to the fees set forth in Paragraph IV.B.4, regardless of the average gross profit per delivery.

        C.      Calculation of Sell Price for Smallwares

                1. For smallwares Product shipments from SYSCO Central Warehouse, the Sell Price of each Product sold under this Agreement will equal (i) the

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* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.


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                        Cost of such Product plus (ii) the percentage of Cost
                        mark-up of [*]. For example, a Product with a Cost of $10.00 per case, plus a Mark-up of [*]will have a Sell Price calculated as follows: [*]

                        Freight for drop ship orders for all smallware items shipped from Sysco Central Warehouse will be as follows:

                             Order Size                   Freight
                                 [*]                         [*]

                2. SYSCO will carry full-case china and glassware at the distribution centers and operating companies identified in Section IV.B. above. Other than full-case china and glassware orders, which shall be placed with such designated distribution centers and operating companies, all orders of smallwares must be placed to the Sysco Central Warehouse. For full-case china and glassware orders placed direct with the operating companies, the pricing set forth in Paragraph IV.B. shall apply; and for smallwares orders placed through Sysco Central Warehouse, the pricing set forth in Paragraph IV.C.1. shall apply.

        D.      Purchase Requirements -- [*]

        E. Merchandising Services -- Sysco Corporation and the SYSCO operating companies perform value-added services for suppliers of SYSCO(R)brand and other products over and above procurement activities typically provided. These value-added services include national marketing, freight management, consolidated warehousing, quality assurance and performance-based product marketing. Sysco Corporation and the SYSCO operating companies may recover the costs of providing these services and may also be compensated for these services and consider this compensation to be earned income. Receipt of such cost recovery or earned income does not affect Cost and does not diminish 's commitment to provide competitive prices to its customers. Exhibit F briefly describes some of these services provided to suppliers.

        F.      Freight Charges -- [*]

        G. Inventory Management -- SYSCO will typically purchase product for CC in quantities sufficient to provide to SYSCO the lowest cost bracket available from a particular supplier for each Product, as long as the quantity purchased does not



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* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.


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                exceed three weeks normal usage for any one item. In those cases where SYSCO, at the request of CC, purchases any Product in such quantities that exceeds three weeks normal usage, CC agrees, if requested by SYSCO, to compensate SYSCO for any additional costs incurred in carrying the additional inventory of such Product.

        H. Order Guides; Ordering -- SYSCO will provide CC with order guides, weekly price lists, and weekly price change notices or, if preferred by CC, will provide SYSCO's standard SYGNET or Customer Companion order-entry software to facilitate order placement through CC personal computer equipment. Orders will be placed directly by Restaurants ordering by item number as specified in the order guides or through the SYGNET or Customer Companion software. Only CC approved items will appear on order guides and there will be no other changes to the order guides without CC approval. Within 120 days after the date of this Agreement, SYSCO shall provide CC with order entry software to facilitate order placement through CC personal computer equipment for the SYSCO Central Warehouse.

        I. Cost Verification -- CC has the right, once annually, to verify the Cost for purchases made under this Agreement. SYSCO will furnish verification of Costs for the Products to be price verified, subject to the following limitations:

                1. Date, time and place of Cost verification must be mutually agreed;

                2.      Ten (10) working days' notice must be provided to SYSCO;
                        and

                3. The period for which pricing is to be verified shall be limited to the preceding twelve (12) months.

                4. When price verification shows, to the satisfaction of both parties, a discrepancy between the agreed Sell Price and the actual Sell Price, the appropriate party will reimburse the other party. In the event of a net undercharge, CC will deliver to SYSCO a check for the difference within five (5) working days. If CC gives SYSCO written notice of what CC believes to be a net overcharge, SYSCO shall, within five (5) business days, issue a check to CC. With regard to any disputed net overcharge or undercharge, the parties shall continue to negotiate in good faith, the proper amount (if any) to be reimbursed to CC or SYSCO including interest thereon. If net overcharges exceed .5% of purchases during any six month


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                        period, SYSCO shall reimburse CC for all reasonable
                        costs incurred in connection with said price verification.

                Any and all information examined by CC shall be held in strict confidence and not disclosed to any person or entity except those employees of CC with a need to know such information and who are notified by CC to keep such information confidential.

        J. Issuance of Price List -- SYSCO's price list will be issued once per week, effective on Sunday. On the preceding Thursday, a notice of price changes will be faxed to the Vice-President, Purchasing & Distribution of FRI.


V.      PAYMENT TERMS

        A.      [* - Two pages deleted].

                5. CC will complete, execute, and deliver to SYSCO a New Account Form, in the form of Exhibit G, attached hereto, which will be provided by CC to SYSCO before this Agreement becomes binding upon SYSCO. CC will also deliver completed resale sales tax exemption certificates to SYSCO, for all jurisdictions that would require these, or where they are reasonably deemed to be necessary by SYSCO. CC understands and agrees that it is solely responsible for payment of any sales and use taxes that any taxing authority deems to be due, based on purchases by CC from SYSCO.

                SYSCO will charge and collect appropriate sales taxes where authorized to do so on CC's behalf. The responsibility of payment of these taxes is solely that of CC.

        6. For the period May 1, 1997 through September 1, 1997 for direct shipments of smallwares from SYSCO Central Warehouse to CC Restaurants, SYSCO Central Warehouse will invoice Restaurants directly and CC will have fifteen (15) days to remit. After September 1, 1997 all remittances will be included in the ACH debits under provisions of Paragraph V.A.

        B. Delinquency Charge -- If any amount due SYSCO is not paid in accordance with this Agreement, a delinquency charge shall be added to the sum due, which charge shall equal the amount obtained by multiplying the delinquent balance by the lesser of
                (a) one and one-half percent (1 1/2%) per month, or (b) the maximum lawful rate permitted to be charged under applicable law.


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* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

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        C.      Guaranty -- In consideration of the sale to the Restaurants by
                SYSCO hereunder and other good and valuable consideration, the sufficiency of which is hereby acknowledged, FRI hereby covenants and agrees as follows: FRI guarantees to SYSCO the prompt payment of any obligation to SYSCO of any subsidiary or affiliated entity of FRI, including without limitation CC, but excluding CC's franchisees, arising out of deliveries made pursuant to this Agreement. FRI further agrees to pay on demand any such sum to SYSCO whenever any such subsidiary or affiliated entity of FRI fails to pay the same when due. It is understood that this guaranty is an absolute, continuing and irrevocable guaranty for payments due under this Agreement. FRI expressly waives presentment, demand, protest, notice of protest, dishonor, diligence, notice of default or nonpayment, notice of acceptance of this guaranty, notice of extending of any guaranteed indebtedness already or hereafter contracted by any such subsidiary or affiliated entity of FRI or notice of any modification or renewal of any payments hereby guaranteed.

        D. Financial Reporting and Credit -- FRI will forward to SYSCO FRI's consolidated unaudited quarterly financial statements within fifty (50) days after the end of each quarter. Within ninety-five (95) days after each fiscal year end, FRI will forward to SYSCO, FRI's audited, consolidated financial statements for such fiscal year consisting of an income statement, balance sheet and statement of cash flow.

        E. Financial Information -- CC shall notify SYSCO in writing within three business days after any change of controlling ownership of CC or FRI. CC warrants to SYSCO that all financial information provided to SYSCO for the purpose of obtaining and continuing credit is true, correct and complete in all material respects, and CC authorizes SYSCO to investigate all references furnished pertaining to CC credit and financial responsibility.


VI.     FRANCHISEE PARTICIPATION

        SYSCO shall extend to any present or future CC Franchisees the same or similar terms and conditions for distribution of Products to Restaurants in the Service Area as the terms and conditions of this Agreement, provided each CC Franchisee meets SYSCO's credit standards and enters into and performs its obligations under an agreement with SYSCO satisfactory to SYSCO in its sole discretion. At SYSCO's reasonable election, each CC Franchisee will provide to SYSCO either a standby letter of credit in an amount to be


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        determined by SYSCO or personal guarantees of the individuals involved with such CC Franchisee. Notwithstanding the above, SYSCO may alter the payment and other terms (but not mark-ups or delivery schedules) with any CC Franchisee from the terms set forth in this Agreement if SYSCO, in its sole discretion, determines that the CC Franchisees's financial condition or credit history does not merit the terms extended to CC under this Agreement. Unless otherwise agreed by the parties in writing, CC shall not be liable to SYSCO for payment obligations of its CC Franchisees. CC and FRI will be notified of any action SYSCO has taken against a CC Franchisee as a result of any failure by the CC Franchisee to comply with its agreement with SYSCO. SYSCO will be notified of any action CC and FRI have taken against a CC Franchisee as a result of any failure by the CC Franchisee to comply with its agreement with CC or FRI.


VII.    INDEMNIFICATION AGAINST FRANCHISEES

        CC and/or FRI is a franchisor and permits distribution of Products to CC Franchisees. If for any reason CC and SYSCO cease doing business and CC or FRI directs SYSCO to cease distribution or sales of Proprietary Products to one or more of the CC Franchisees, CC will defend, indemnify and hold harmless SYSCO from and against any and all losses, damages or claims by any such CC Franchisee which may arise from SYSCO ceasing further sales to such Franchisee.


VIII.   SPECIAL PRODUCT INDEMNITY

        SYSCO's policy is that all suppliers provide indemnity agreements and insurance coverage for products purchased by SYSCO. In order to protect SYSCO when it stocks Proprietary Products or special order items at CC's request and the vendor of such items will not provide an indemnity and/or insurance coverage acceptable to SYSCO, CC will defend, indemnify and hold harmless SYSCO and its employees, officers and directors from all actions, claims and proceedings, and any judgments, damages and expenses resulting therefrom, brought by any person or entity for injury, illness and/or death or for damage to property in either case arising out of the delivery, sale, resale, use or consumption of any Proprietary Product or special order item except to the extent such claims are caused by the negligence or misconduct of SYSCO, its agents or employees.


IX.     INDEMNIFICATION

        SYSCO agrees to indemnify, defend, and save harmless CC, its officers, directors, agents, and employees, parent companies and subsidiaries (collectively "INDEMNIFIED PARTIES") from and against any and all claims, losses, damages, liability, or liens arising out of injury to or death of persons (including, but not limited to any employee of Indemnified

        Party), or loss of or damage to property, resulting directly from (i) the negligence of SYSCO and its employees or (ii) from the violation by SYSCO of copyrights or trademarks of CC arising out of the publication, translation, reproduction, delivery, performance, use or disposition of any data furnished under this Agreement, except to the extent that such loss, damage, injury, liability or claim is the result of the negligence or willful misconduct of any Indemnified Party. The right of the Indemnified Parties to indemnification by SYSCO under the foregoing shall be independent of the right of the Indemnified Parties to the insurance to be provided pursuant to this Agreement. Such indemnification shall include all costs of suit and reasonable attorney's fees incurred in defending against, or negotiating settlement of any claim or suit, but only if the Indemnified Party provides SYSCO with prompt written notice of the initiation of any claim or lawsuit seeking damages against the Indemnified Party and the opportunity to assume the defense thereof.

X.      COMPLIANCE WITH CC DISTRIBUTOR QUALITY PROGRAM
        SYSCO agrees to comply with CC's Distributor Quality Program as referenced in Exhibit H.

XI.     SUCCESSORS AND ASSIGNS

        This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto; provided, however, that neither party may assign this Agreement without the prior written consent of the other party which approval shall not be unreasonably withheld or delayed.

XII.    NOTICES

        All notices required or permitted to be given hereunder shall be in writing and sent by facsimile (to be followed by any of the following) and personal delivery, overnight delivery service or United States registered or certified mail, postage prepaid, return receipt requested, addressed to the parties as follows:

               SYSCO:        SYSCO Corporation
                             1390 Enclave Parkway
                             Houston, TX 77077
                             Attention: Gregory K. Marshall
                                        Senior Vice President, Multi-Unit Sales
                             Facsimile: (281) 584-2725

               Chi-Chi's, Inc.:
                             Chi-Chi's, Inc.
                             C/o FRI Purchasing Department
                             18831 Von Karman Avenue
                             Irvine, CA 92612
                             Attn: David R. Parsley, C.P.M.
                                   Vice President, Purchasing and Distribution
                            Facsimile: (714) 757-8054

               With copies to:
                             Family Restaurants, Inc.
                             18831 Von Karman Avenue
                             Irvine, CA 92612
                             Attn:   Todd Doyle
                                     Vice President, General Counsel
                             Facsimile: (714) 757-8054

        Notices given by personal delivery will be effective on delivery; by overnight service on the next business day; by United States mail on the third business day after Pre-payment in the mail, all in accordance with the notice provisions set forth above.


XIII.   FORCE MAJEURE

        Each party shall be excused for failures and delays in performances, other than for the payment of money, caused by war, governmental proclamations, ordinances, or regulations or strikes (except by SYSCO employees), lockouts, floods, fires, explosions, or other events beyond the reasonable control and without the fault of such party. In the event of a work stoppage, the SYSCO Emergency Preparedness Plan will be implemented. In the event of any such force majeure, the terms of this Agreement shall be extended for the period during which either party is prevented from performing any material portion of this Agreement. This section shall not, however, relieve any party from using reasonable efforts to remove or avoid any such events, and any party so affected shall continue performance hereunder as soon as reasonably practicable whenever such causes are eliminated. Any party claiming any such excuse for failure or delay in performance shall give notice thereof to the other party.

XIV.    TERM  OF AGREEMENT AND IMPLEMENTATION

        This Agreement will be binding on both parties for a [*] term beginning [*] through [*], and will automatically renew for successive [*]. However, either party, after the initial term of this Agreement, can terminate this Agreement with [*] written notice.


XV.     TERMINATION

        A. Breach by SYSCO -- Notwithstanding the term set forth above, CC has the right to terminate this Agreement at any time with written notice to SYSCO [*] prior to the termination date set forth in such notice if SYSCO has materially breached the terms of this Agreement.

        B. Breach by CC -- Notwithstanding the term set forth above, SYSCO has the right to terminate this Agreement at any time with written notice to CC [*] prior to termination date set forth in such notice if CC or FRI has materially breached the terms of this Agreement.

        C. Service Interruption -- Notwithstanding any other provision of this Agreement, SYSCO has the right to withhold all service under this Agreement in the event CC or FRI fails to pay when due any amount due under this Agreement; and SYSCO may continue to withhold all service under this Agreement until SYSCO is paid in full.

        D. Change in Control -- Notwithstanding the term set forth above, SYSCO has the right to terminate this Agreement with written notice to CC of at least [*] if SYSCO has received a notice of change of controlling ownership of CC or FRI pursuant to Paragraph V.E.

        E. Inventory Purchase on Termination -- Upon termination of this Agreement for any reason, CC and FRI or its designated distributor agrees to purchase, at SYSCO's Cost plus [*] per case to cover transfer and warehouse handling charges, all Products in SYSCO's inventory which SYSCO purchased specifically for distribution to FRI and CC or any CC Franchisee. In such event, CC and FRI shall purchase all perishables purchased in accordance with the terms of this Agreement within seven (7) days of the termination of this Agreement and all frozen and dry Products purchased in accordance with the terms of this Agreement within fifteen (15) days of the termination of this Agreement.



----------
* Confidential material in this section has been omitted pursuant to a request for confidential treatment; the omitted material has been filed separately with the SEC.

XVI.    GOVERNING LAW

        This Agreement shall be governed by the internal law, and not the law of conflicts in accordance with the laws of the State of Kentucky.


XVII.   ENTIRE AGREEMENT/AMENDMENTS

        The parties expressly acknowledge that this Agreement contains the entire agreement of the parties with respect to the relationship specified in this Agreement and supersedes any prior arrangements or understandings between the parties with respect to such relationship. This Agreement may only be amended by a written document signed by each of the CC and SYSCO.


Executed as of the date set forth at the beginning of this Agreement.

CHI-CHI'S, INC.


By: ROGER CHAMNESS
   ------------------------------
Roger Chamness
President


SYSCO CORPORATION


By: GREGORY K. MARSHALL
   ------------------------------
Gregory K. Marshall
Senior Vice President, Multi-Unit Sales

For purposes of FRI's specific agreements under the Agreement, including, without limitation, its agreements under Paragraphs V.C., V.D. and V.E.

FAMILY RESTAURANTS, INC.


By: ROBERT T. TREBING JR.
   ------------------------------
Robert T. Trebing Jr.
Senior Vice President and CFO